                                                                      Exhibit 32

                        CERTIFICATIONS UNDER SECTION 906

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)
and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report for the period ended June 30, 2005 (the "Form 10-Q")
of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form
10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2005             /s/ Christopher J. Walls
                                   ------------------------
                                   Christopher J. Walls
                                   Chief Executive Officer, President
                                   and General Counsel
                                   (Principal Executive Officer)

Dated: August 15, 2005             /s/ Vincent S. Miceli
                                   ---------------------
                                   Vincent S. Miceli
                                   Corporate Controller
                                   (Principal Financial
                                   and Accounting Officer)